Exhibit 99.2 Third Quarter 2022 Earnings Results Presentation October 18, 2022

Results Snapshot Net Revenues Net Earnings EPS 3Q22 $11.98 billion 3Q22 $3.07 billion 3Q22 $8.25 3Q22 YTD $36.77 billion 3Q22 YTD $9.94 billion 3Q22 YTD $26.71 1 1 Annualized ROE Annualized ROTE Book Value Per Share 3Q22 11.0% 3Q22 12.0% 3Q22 $308.22 3Q22 YTD 12.2% 3Q22 YTD 13.1% YTD Growth 8.4% Highlights Record firmwide Management and other fees of $2.24 billion, Strong Global Markets performance across FICC and Equities up 15% YoY Record Consumer & Wealth Management net revenues, 2 #1 in M&A and Equity and equity-related offerings up 18% YoY 1

One Goldman Sachs Ethos Driving Outperformance 2 #1 Global Investment Bank World Class Active Asset Manager A Leading Global Markets Franchise Premier UHNW Wealth Manager Best-in-Class Share Gains and Growth Since Investor Day 2020 +320bps +320bps ~40% Investment Banking Global Markets BVPS Growth Ranking Relative to #1 #1 #1 3 Peers : 2

The Next Step in Our Strategic Evolution Clear Strategic New Operating Segments Direction Grow and Strengthen Existing Businesses Asset & Wealth Global Banking Platform Management & Markets Solutions Diversify our Products and Services Fully scaled and integrated Driving industry-leading Embedding digital franchise across returns through highly platforms in our Operate More Efficiently public and private markets synergistic businesses clients’ ecosystems 3

Platform Solutions: Embedding Best-in-Class Financial Products in Clients’ Ecosystems Platform Solutions Consumer Partnerships Transaction Banking + GreenSky Enhancing our focus on building platforms that deliver digital financial services to corporate and institutional clients 4

We Have Made Significant Progress Building Our Consumer Franchise $110bn+ ~$19bn 15mm+ deposits loans active customers As of 3Q22 +95% $2.2bn 3Q22 YoY net revenue growth LTM net revenues 5

Purposeful Shift in Our Customer Acquisition Strategy Forward Direct-to-Consumer Strategy ~500 Companies served Consumer Workplace & ~60% Banking Personal Wealth Fortune 100 Products 9mm+ Eligible employees 6

Amplifying Our Strengths and Unlocking Shareholder Value Clear Strategic Our Key Priorities Direction Grow and Strengthen 1 2 3 Existing Businesses Maximize wallet Scale Platform Grow management Diversify our Products share and grow Solutions to deliver fees and Services financing activities pre-tax profitability Operate More Efficiently 7

Financial Overview

Goldman Sachs

Financial Results

$ in millions, except per share amounts	3Q22	vs. 2Q22	vs. 3Q21	3Q22 YTD	vs. 3Q21 YTD
Investment Banking	$ 1,576	(26)%	(57)%	$ 6,124	(45)%
Global Markets	6,201	(4)%	11%	20,540	14%
Asset Management	1,821	68%	(20)%	3,451	(71)%
Consumer & Wealth Management	2,377	9%	18%	6,657	21%
Net revenues	11,975	1%	(12)%	36,772	(21)%
Provision for credit losses	515	(23)%	194%	1,743	N.M.
Operating expenses	7,704	1%	17%	23,073	(6)%
Pre-tax earnings	$ 3,756	6%	(45)%	$ 11,956	(46)%
Net earnings	$ 3,069	5%	(43)%	$ 9,935	(44)%
Net earnings to common	$ 2,962	6%	(44)%	$ 9,579	(45)%
Diluted EPS	$ 8.25	7%	(45)%	$ 26.71	(45)%
ROE[1]	11.0%	0.4pp	(11.5)pp	12.2%	(13.5)pp
ROTE[1]	12.0%	0.6pp	(11.8)pp	13.1%	(14.1)pp
Efficiency Ratio[4]	64.3%	(0.2)pp	15.9pp	62.7%	9.9pp

Financial Overview Highlights

- 3Q22 results included EPS of $8.25 and ROE of 11.0%
  - 3Q22 net revenues were lower compared with a strong 3Q21
    - Significantly lower net revenues in Investment Banking and Asset Management
    - Partially offset by higher net revenues in Global Markets and Consumer & Wealth Management
  - 3Q22 provision for credit losses was $515 million, reflecting consumer portfolio growth, net charge-offs and the impact of continued broad concerns on the macroeconomic outlook
  - 3Q22 operating expenses were higher YoY, driven by both non-compensation expenses and compensation and benefits expenses

Net Revenues by Segment ($ in millions)



$13,608
$2,018
$2,279
$5,611
$3,700
$11,864
$2,176
$1,084
$6,467
$2,137
$11,975
$2,377
$1,821
$6,201
$1,576
3Q21
2Q22
3Q22
Investment Banking
Global Markets
Asset Management
Consumer & Wealth Management

8

Investment Banking

Financial Results

$ in millions	3Q22	vs. 2Q22	vs. 3Q21	3Q22 YTD	vs. 3Q21 YTD
Financial advisory	$ 972	(19)%	(41)%	$ 3,296	(18)%
Equity underwriting	241	84%	(79)%	633	(84)%
Debt underwriting	328	(28)%	(55)%	1,528	(40)%
Underwriting	569	(3)%	(70)%	2,161	(67)%
Corporate lending	35	(90)%	(77)%	667	29%
Net revenues	1,576	(26)%	(57)%	6,124	(45)%
Provision for credit losses	78	(6)%	90%	325	N.M.
Operating expenses	1,038	(6)%	(23)%	3,391	(34)%
Pre-tax earnings	$ 460	(52)%	(80)%	$ 2,408	(61)%
Net earnings	$ 370	(53)%	(80)%	$ 2,001	(60)%
Net earnings to common	$ 355	(54)%	(80)%	$ 1,950	(60)%
Average common equity	$ 9,720	(7)%	(6)%	$ 10,649	4%
Return on average common equity	14.6%	(14.7)pp	(55.7)pp	24.4%	(39.5)pp

Investment Banking Highlights

- 3Q22 net revenues were significantly lower compared with a strong 3Q21
  - Financial advisory net revenues reflected a significant decline in industry-wide completed mergers and acquisitions transactions from elevated activity levels in 3Q21
  - Equity underwriting and Debt underwriting net revenues reflected a significant decline in industry-wide volumes
  - Corporate lending net revenues primarily reflected net mark-downs on acquisition financing activities and net losses on hedges
- Overall backlog[4] was essentially unchanged vs. 2Q22

Investment Banking Net Revenues ($ in millions)



$3,700
$152
$726
$1,174
$1,648
$2,137
$352
$457
$131
$1,197
$1,576
$35
$328
$241
$972
3Q21
2Q22
3Q22
Financial advisory
Equity underwriting
Debt underwriting
Corporate lending

9

Global Markets Financial Results Global Markets Highlights vs. n 3Q22 net revenues were higher YoY vs. vs. 3Q22 3Q21 $ in millions 3Q22 2Q22 3Q21 YTD YTD — FICC net revenues reflected significantly higher net revenues in both intermediation and financing FICC $ 3,525 (2)% 41% $ 11,855 36% — Equities net revenues reflected lower net revenues in intermediation and slightly lower net revenues in financing 2,676 (6)% (14)% 8,685 (7)% Equities n 3Q22 operating environment was generally characterized by continued solid client activity, high market volatility and central bank actions amid high inflation Net revenues 6,201 (4)% 11% 20,540 14% Provision for credit losses (43) N.M. N.M. 190 N.M. Operating expenses 3,213 (5)% 15% 10,340 – $ 3,031 2% 7% $ 10,010 29% Pre-tax earnings Global Markets Net Revenues ($ in millions) Net earnings $ 2,474 1% 10% $ 8,318 33% $6,467 $6,201 Net earnings to common $ 2,408 2% 10% $ 8,102 34% $5,611 $2,860 $2,676 Average common equity $ 57,078 3% 22% $ 54,842 24% $3,103 16.9% (0.1)pp (1.8)pp 19.7% 1.4pp Return on average common equity $3,607 $3,525 $2,508 3Q21 2Q22 3Q22 FICC Equities 10

Global Markets – FICC & Equities FICC Net Revenues Equities Net Revenues vs. vs. vs. vs. 3Q22 3Q21 vs. vs. 3Q22 3Q21 $ in millions 3Q22 2Q22 3Q21 YTD YTD $ in millions 3Q22 2Q22 3Q21 YTD YTD FICC intermediation $ 2,800 (1)% 40% $ 9,677 32% Equities intermediation $ 1,549 (11)% (19)% $ 5,444 (13)% FICC financing 725 (6)% 41% 2,178 58% Equities financing 1,127 – (5)% 3,241 5% $ 3,525 (2)% 41% $ 11,855 36% $ 2,676 (6)% (14)% $ 8,685 (7)% FICC Equities FICC Highlights Equities Highlights n 3Q22 net revenues were significantly higher YoY n 3Q22 net revenues were lower YoY — FICC intermediation net revenues reflected significantly higher net revenues in interest rate — Equities intermediation net revenues reflected significantly lower net revenues in cash products and currencies, and higher net revenues in commodities and credit products, products and lower net revenues in derivatives partially offset by significantly lower net revenues in mortgages — Equities financing net revenues were slightly lower — FICC financing net revenues were significantly higher, primarily driven by repurchase agreements and mortgage lending 11

Asset Management

Goldman Sachs

Financial Results

$ in millions	3Q22	vs. 2Q22	vs. 3Q21	3Q22 YTD	vs. 3Q21 YTD
Management and other fees	$ 1,027	2%	42%	$ 2,807	31%
Incentive fees	36	(78)%	(64)%	248	13%
Equity investments	527	N.M.	(44)%	(61)	N.M.
Lending and debt investments	231	69%	(56)%	457	(76)%
Net revenues	1,821	68%	(20)%	3,451	(71)%
Provision for credit losses	29	(51)%	190%	129	N.M.
Operating expenses	1,565	7%	90%	4,121	(11)%
Pre-tax earnings / (loss)	$ 227	N.M.	(84)%	$ (799)	N.M.
Net earnings / (loss)	$ 195	N.M.	(83)%	$ (664)	N.M.
Net earnings / (loss) to common	$ 181	N.M.	(83)%	$ (717)	N.M.
Average common equity	$ 24,587	1%	(5)%	$ 24,358	(4)%
Return on average common equity	2.9%	9.2pp	(14.1)pp	(3.9)%	(34.8)pp

Asset Management Highlights

- 3Q22 net revenues were significantly lower YoY reflecting significantly lower net revenues in Equity investments and Lending and debt investments
  - — Management and other fees reflected the inclusion of NN Investment Partners in 3Q22 and the impact of fee waivers on money market funds in 3Q21
  - — Equity investments net revenues reflected significantly lower net gains from investments in private equities, partially offset by mark-to-market net gains from investments in public equities compared with significant net losses in 3Q21
    - Private: 3Q22 ~$310 million, compared to 3Q21 ~$1,755 million
    - Public: 3Q22 ~$215 million, compared to 3Q21 ~$(820) million
  - — Lending and debt investments net revenues primarily reflected net mark-downs compared with net mark-ups in 3Q21

Asset Management Net Revenues ($ in millions)



$2,279
$520
$935
$100
$724
$1,084
$137
$160
$1,008
$(221)
$1,821
$231
$527
$36
$1,027
3Q21
2Q22
3Q22
Management and other fees
Incentive fees
Equity investments
Lending and debt investments

12

Asset Management – Asset Mix 5 5 Equity Investments of $16 billion Lending and Debt Investments of $24 billion ~$13 billion Private, ~$3 billion Public 4% 4% 17% 7% By Vintage By Region 27% 10% 45% 66% 2019-thereafter Americas By Industry Loan Portfolio $12 billion 25% 18% Loans 11% 2016-2018 Asia 30% 16% $12 billion 2015 or earlier EMEA 83% 25% 12% Debt investments Real Estate: Multifamily 8%, Mixed Use 7%, Other 7%, Office 5% 6 5 Consolidated Investment Entities of $13 billion 6 Funded with liabilities of ~$7 billion 3% 4% 3% 4% 8% By Vintage By Region By Accounting By Region 7% 23% 27% Classification 50% 68% 12% 47% 11% 13% 2019-thereafter Americas Loans at FV/Held for sale Americas By Industry 46% 10% By Asset Class 38% 19% 2016-2018 Asia Loans at amortized cost Asia 12% 4% 50% 34% 22% 14% 22% 2015 or earlier EMEA Debt investments at FV EMEA 22% 13% 14% 13

Consumer & Wealth Management

Financial Results

$ in millions	3Q22	vs. 2Q22	vs. 3Q21	3Q22 YTD	vs. 3Q21 YTD
Management and other fees	$ 1,217	(1)%	–	$ 3,696	8%
Incentive fees	21	(13)%	(83)%	72	(56)%
Private banking and lending	395	23%	35%	1,054	29%
Wealth management	1,633	4%	–	4,822	10%
Consumer banking	744	22%	95%	1,835	64%
Net revenues	2,377	9%	18%	6,657	21%
Provision for credit losses	451	14%	205%	1,099	301%
Operating expenses	1,888	10%	16%	5,221	16%
Pre-tax earnings	$ 38	(38)%	(84)%	$ 337	(54)%
Net earnings	$ 30	(39)%	(84)%	$ 280	(52)%
Net earnings to common	$ 18	(49)%	(90)%	$ 244	(56)%
Average common equity	$ 15,925	5%	48%	$ 14,866	42%
Return on average common equity	0.5%	(0.4)pp	(6.2)pp	2.2%	(4.9)pp

Consumer & Wealth Management Highlights

- 3Q22 net revenues were a record and higher YoY
  - Wealth management net revenues were essentially unchanged
    - Management and other fees were essentially unchanged YoY despite recent market depreciation
    - Incentive fees were significantly lower, driven by harvesting in 3Q21
    - Private banking and lending net revenues were significantly higher, reflecting higher loan and deposit balances
  - Consumer banking net revenues were nearly double the amount in 3Q21, primarily reflecting significantly higher credit card balances and higher deposit spreads
- 3Q22 provision for credit losses primarily reflected growth in credit cards and net charge-offs

Consumer & Wealth Management Net Revenues ($ in millions)



$2,018
$382
$292
$121
$1,223
$2,176
$608
$320
$24
$1,224
$2,377
$744
$395
$21
$1,217
3Q21
2Q22
3Q22
Management and other fees
Incentive fees
Private banking and lending
Consumer banking

14

Asset Management and Consumer & Wealth Management Details 4,5 4,5 Firmwide Assets Under Supervision Highlights n Firmwide AUS decreased $68 billion during the quarter, as Asset Management AUS decreased $ in billions 3Q22 2Q22 3Q21 $64 billion and Consumer & Wealth Management AUS decreased $4 billion Asset Management $ 1,760 $ 1,824 $ 1,678 — Liquidity products net inflows of $18 billion and long-term net inflows of $9 billion Consumer & Wealth Management 667 671 694 — Net inflows from acquisitions / (dispositions) of $4 billion included the acquisition of NextCapital Firmwide AUS $ $ $ 2,427 2,495 2,372 — Net market depreciation of $99 billion, driven by fixed income and equity assets n Firmwide Management and other fees increased 15% YoY Firmwide Management and Other Fees/Incentive Fees 4,5 3Q22 AUS Mix vs. vs. vs. 3Q22 3Q21 11% $ in millions 3Q22 2Q22 3Q21 YTD YTD 28% 37% 1,027 2% 42% $ 2,807 31% Asset Management $ 39% 21% Asset Distribution 1,217 (1)% – 3,696 8% Consumer & Wealth Management Class Channel Total Management and other fees $ 2,244 1% 15% $ 6,503 17% 29% 35% Asset Management 36 (78)% (64)% $ 248 13% $ 21 (13)% (83)% 72 (56)% 7% Consumer & Wealth Management 12% Total Incentive fees $ 57 (69)% (74)% $ 320 (16)% 21% Vehicle Region 53% 35% 72% 15

Net Interest Income and Loans

Net Interest Income by Segment ($ in millions)



$1,564
$690
$105
$668
$101
3Q21
$1,734
$974
$118
$487
$155
2Q22
$2,043
$1,208
$79
$553
$203
3Q22
Investment Banking
Global Markets
Asset Management
Consumer & Wealth Management

Loans[5]

$ in billions	3Q22	2Q22	3Q21
Corporate	$ 63	$ 62	$ 54
Wealth management	50	48	42
Commercial real estate	26	28	22
Residential real estate	15	17	13
Installment	5	5	3
Credit cards	14	12	6
Other	9	9	6
Allowance for loan losses	(5)	(5)	(3)
Total Loans	**$ 177**	$ 176	$ 143

Metrics

2.9%
ALLL to Total Gross Loans, at Amortized Cost

1.7%
ALLL to Gross Wholesale Loans, at Amortized Cost

12.6%
ALLL to Gross Consumer Loans, at Amortized Cost

Net Interest Income Highlights

- 3Q22 net interest income increased $479 million YoY
- The YoY increase in net interest income primarily reflected higher loan balances and rates

Lending Highlights

- Total loans were up slightly QoQ, primarily reflecting growth in credit cards and wealth management loans, offset by a decrease in real estate loans
- Total allowance was $5.59 billion (including $4.85 billion for funded loans), up ~$0.32 billion QoQ
  - — $3.16 billion for wholesale loans, $2.43 billion for consumer loans
- Provision for credit losses of $515 million in 3Q22, compared with $175 million in 3Q21
- 3Q22 net charge-offs of $172 million for an annualized net charge-off rate of 0.4%, unchanged QoQ
  - — Wholesale annualized net charge-off rate of 0.1%, down 10bps QoQ
  - — Consumer annualized net charge-off rate of 2.9%, up 60bps QoQ

16

Expenses

Financial Results

$ in millions		3Q22	vs. 2Q22	vs. 3Q21		3Q22 YTD	vs. 3Q21 YTD
Compensation and benefits	$	3,606	(2)%	14%	$	11,384	(21)%
Transaction based		1,317	–	16%		3,878	10%
Market development		199	(15)%	21%		596	66%
Communications and technology		459	3%	16%		1,327	16%
Depreciation and amortization		666	17%	31%		1,728	13%
Occupancy		255	(2)%	7%		765	5%
Professional fees		465	(5)%	7%		1,392	22%
Other expenses		737	15%	36%		2,003	12%
Total operating expenses	$	7,704	1%	17%	$	23,073	(6)%
Provision for taxes	$	687	11%	(53)%	$	2,021	(53)%
Effective Tax Rate						*16.9%*	*(2.7)pp*

Expense Highlights

- 3Q22 total operating expenses increased YoY
  - Compensation and benefits expenses were higher, reflecting a smaller reduction in the year-to-date ratio of compensation and benefits to net revenues, net of provision for credit losses, compared to 3Q21
  - Non-compensation expenses were significantly higher, reflecting:
    - Higher expenses related to growth initiatives (including acquisitions)
    - Higher net provisions for litigation and regulatory proceedings
    - Higher business activity
- 3Q22 YTD effective income tax rate was 16.9%, up from 16.3% for the first half of 2022, primarily due to a decrease in the impact of tax benefits on the settlement of employee share-based awards in the first nine months of 2022 compared with the first half of 2022

Efficiency Ratio[4]



52.8%
62.7%
3Q21 YTD
3Q22 YTD

17

Capital and Balance Sheet

Goldman Sachs

Capital[4,5]

$ in billions	3Q22	2Q22	3Q21
Common Equity Tier 1 (CET1) capital	$ 98.7	$ 98.3	$ 93.3
Standardized RWAs	$ 689	$ 692	$ 664
Standardized CET1 capital ratio	14.3%	14.2%	14.1%
Advanced RWAs	$ 675	$ 686	$ 672
Advanced CET1 capital ratio	14.6%	14.3%	13.9%
Supplementary leverage ratio (SLR)	5.6%	5.6%	5.6%

Capital and Balance Sheet Highlights

- Both Standardized and Advanced CET1 capital ratios increased QoQ
  - CET1 capital increased, reflecting net earnings in excess of share repurchases and dividends
  - Standardized RWAs reflected a decrease in market RWAs on reduced exposures, partially offset by an increase in credit RWAs on increased exposures
  - Advanced RWAs primarily reflected a decrease in market RWAs on reduced exposures
- As of October 1, 2022, the firm's Standardized CET1 capital ratio requirement is 13.3%, reflecting an SCB of 6.3%
- Returned $1.89 billion of capital to common shareholders during the quarter
  - 3.0 million common shares repurchased for a total cost of $1.00 billion[4]
  - $893 million of common stock dividends
- BVPS increased 2.1% QoQ, driven by net earnings

Selected Balance Sheet Data[5]

$ in billions	3Q22	2Q22	3Q21
Total assets	$ 1,557	$ 1,601	$ 1,443
Deposits	$ 395	$ 391	$ 333
Unsecured long-term borrowings	$ 240	$ 251	$ 243
Shareholders' equity	$ 119	$ 118	$ 106
Average GCLA[4]	$ 417	$ 391	$ 356

Book Value

In millions, except per share amounts	3Q22	2Q22	3Q21
Basic shares[4]	352.3	355.0	347.5
Book value per common share	$ 308.22	$ 301.88	$ 277.25
Tangible book value per common share[1]	$ 284.80	$ 278.75	$ 263.37

18

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2021. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) estimated GDP growth and interest rate and inflation trends, (ii) the impact of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity, (iii) the timing, profitability, benefits and other prospective aspects of business initiatives, business realignment and the achievability of medium- and long-term targets and goals, (iv) the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer and G-SIB buffer), (v) the firm’s prospective capital distributions (including dividends and repurchases), (vi) the firm’s future effective income tax rate, (vii) the firm’s investment banking transaction backlog and future results, (viii) the firm’s planned 2022 benchmark debt issuances, and (ix) the impact of Russia’s invasion of Ukraine and related sanctions and other developments on the firm’s business, results and financial position, are forward-looking statements. Statements regarding estimated GDP growth and interest rate and inflation trends are subject to the risk that actual GDP growth and interest rate and inflation trends may differ, possibly materially, due to, among other things, changes in general economic conditions and monetary and fiscal policy. Statements about the effects of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Statements about the timing, profitability, benefits and other prospective aspects of business initiatives, business realignment and the achievability of medium and long-term targets and goals are based on the firm’s current expectations regarding the firm’s ability to effectively implement these initiatives and realignment and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer and G-SIB buffer), as well as its prospective capital distributions, are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the tax rates applicable to the firm, the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from the U.S. IRS. Statements about the firm’s investment banking transaction backlog and future results are subject to the risk that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak or worsening of hostilities, including the escalation or continuation of the war between Russia and Ukraine, continuing volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the firm’s planned 2022 benchmark debt issuances are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. Statements about the impact of Russia’s invasion of Ukraine and related sanctions and other developments on the firm’s business, results and financial position are subject to the risks that hostilities may escalate and expand, that sanctions may increase and that the actual impact may differ, possibly materially, from what is currently expected. 19

Footnotes

1. Annualized return on average common shareholders' equity (ROE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders' equity. Annualized return on average tangible common shareholders' equity (ROTE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders' equity. Tangible common shareholders' equity is calculated as total shareholders' equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders' equity by basic shares. Management believes that tangible common shareholders' equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders' equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

   The table below presents a reconciliation of average and ending common shareholders' equity to average and ending tangible common shareholders' equity:

	AVERAGE FOR THE		AS OF		
Unaudited, $ in millions	THREE MONTHS ENDED SEPTEMBER 30, 2022	NINE MONTHS ENDED SEPTEMBER 30, 2022	SEPTEMBER 30, 2022	JUNE 30, 2022	SEPTEMBER 30, 2021
Total shareholders' equity	$ 118,013	$ 115,418	$ 119,290	$ 117,871	$ 106,297
Preferred stock	(10,703)	(10,703)	(10,703)	(10,703)	(9,953)
Common shareholders' equity	107,310	104,715	108,587	107,168	96,344
Goodwill	(6,242)	(5,546)	(6,288)	(6,196)	(4,326)
Identifiable intangible assets	(1,987)	(1,463)	(1,963)	(2,014)	(497)
Tangible common shareholders' equity	$ 99,081	$ 97,706	$ 100,336	$ 98,958	$ 91,521

2. Dealogic – Based on M&A and Equity & equity-related offerings volumes, for January 1, 2022 through September 30, 2022.

3. Investment Banking and Global Markets wallet share gains from full year 2019 to first half of 2022. Book value per share (BVPS) growth from December 31, 2019 to June 30, 2022. Wallet share data based on reported revenues for Advisory, Equity underwriting and Debt underwriting for Investment Banking and for FICC and Equities for Global Markets. Total wallet includes GS, MS, JPM, BAC, C, DB, UBS, CS, BARC.

4. For information about the following items, see the referenced sections in Part I, Item 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the firm's Quarterly Report on Form 10-Q for the period ended June 30, 2022: (i) investment banking transaction backlog – see "Results of Operations – Investment Banking" (ii) assets under supervision – see "Results of Operations – Assets Under Supervision" (iii) efficiency ratio – see "Results of Operations – Operating Expenses" (iv) basic shares – see "Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics" (v) share repurchase program – see "Capital Management and Regulatory Capital – Capital Management" and (vi) global core liquid assets – see "Risk Management – Liquidity Risk Management."

   For information about risk-based capital ratios and the supplementary leverage ratio, see Note 20 "Regulation and Capital Adequacy" in Part I, Item 1 "Financial Statements (Unaudited)" in the firm's Quarterly Report on Form 10-Q for the period ended June 30, 2022.

5. Represents a preliminary estimate for the third quarter of 2022 and may be revised in the firm's Quarterly Report on Form 10-Q for the period ended September 30, 2022.

6. Includes consolidated investment entities, substantially all of which are engaged in real estate investment activities. These assets are generally accounted for at historical cost less depreciation. Substantially all liabilities are nonrecourse, thereby reducing the firm's equity at risk. Amounts by vintage, region and asset class are net of financings.

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